SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K/A
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of report (Date of earliest event reported)
April 24, 2009
Environmental Tectonics Corporation
(Exact name of registrant as specified in its charter)
Pennsylvania
(State or other jurisdiction of incorporation of organization)

1-10655 (Commission File Number)	23-1714256 (IRS Employer Identification Number)

125 James Way County Line Industrial Park Southampton, Pennsylvania (Address of principal executive offices)	18966 (Zip Code)
Registrant’s telephone number, including area code (215) 355-9100
Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

     Item 1.01. Entry into a Material Definitive Agreement.
          On April 24, 2009, Environmental Tectonics Corporation (the “Company”) entered into a transaction (the “Lenfest Financing Transaction”) with H.F. Lenfest (“Lenfest”), which was disclosed by the Company on its Current Report on Form 8-K filed with the Securities Exchange Commission on April 27, 2009 (the “Original Report”), which report is incorporated herein by reference. The Company inadvertently failed to file certain schedules to the transaction documents entered into in connection with the Lenfest Financing Transaction that were filed as Exhibit 10.1 to the Original Report. A full and complete copy of the transaction documents entered into in connection with the Lenfest Financing Transaction, together with all schedules and exhibits thereto, is filed with this Current Report on Form 8-K/A as Exhibit 10.1.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

ENVIRONMENTAL TECTONICS CORPORATION Registrant
Date: November 24, 2010	By:	/s/ Duane D. Deaner
Duane D. Deaner
Chief Financial Officer

EXHIBIT INDEX
10.1	Secured Credit Facility and Warrant Purchase Agreement, dated April 24 2009, by and between the Company and Lenfest.